THE INTEGRITY FUNDS

on behalf of the

WILLISTON BASIN/MID-NORTH AMERICA STOCK FUND

FORM OF INVESTMENT ADVISORY AGREEMENT

AGREEMENT, effective commencing on July 31, 2009, Viking Fund Management, LLC, (the "Adviser") and The Integrity Funds (the "Trust") on behalf of Williston Basin/Mid-North America Stock Fund (the "Fund").

WHEREAS, the Trust is a Delaware statutory trust of the series type organized under a Certificate of Trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and the Fund is a series of the Trust;

WHEREAS, the Trust wishes to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to furnish such services to the Fund;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Trust and the Adviser as follows:

1.

Appointment. The Trust hereby appoints the Adviser to act as an investment adviser to the Fund for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.

Investment Advisory Duties; Authority to Delegate to Sub-Adviser. Subject to the supervision of the Trustees of the Trust, the Adviser will (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time, copies of which shall be provided to the Adviser by the Trust; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund. The Adviser is authorized, at its own expense, to delegate to a sub-adviser such of its responsibilities hereunder as may be specified in an agreement with such sub-adviser. Any such agreement shall comply with all applicable provisions of Section 15 of the 1940 Act, except to the extent permitted by an exemptive order or similar relief (including without limitation any rule, regulation, interpretive order or no-action relief) of the SEC. In the event the Adviser does so delegate to a sub-adviser, the Adviser is further responsible for supervising the activities and performance of the sub-adviser, for taking reasonable steps to assure that the sub-adviser complies with the Fund's investment policies and procedures and with applicable legal requirements, and for reporting to the Trustees regarding these matters.

In performing its investment management services to the Fund hereunder, the Adviser will provide the Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. Subject to the Fund's investment objective and policies, the Adviser will determine the securities, instruments, repurchase agreements, options and other investments and techniques that the Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Fund's portfolio. The Adviser will determine what portion of the Fund's portfolio shall be invested in securities and other assets, and what portion if any, should be held uninvested.

The Adviser further agrees that, in performing its duties hereunder, it will:

a.

comply with applicable provisions of the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

	b.	use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

c.

place orders pursuant to its investment determinations for the Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information and in accordance with applicable legal requirements;

d.

furnish to the Trust, or to the Fund's administrator, Integrity Fund Services, Inc., ("Administrator") if so directed, whatever statistical information the Trust or Administrator may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Adviser will keep the Trust and the Trustees informed of developments materially affecting the Fund's portfolio and shall, on the Adviser's own initiative, furnish to the Trust from time to time whatever information the Adviser believes appropriate for this purpose;

e.

make available to the Administrator, and the Trust, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Administrator and the Trust in their compliance with applicable laws and regulations. The Adviser will furnish the Trustees with such periodic and special reports regarding the Fund as they may reasonably request;

f.

immediately notify the Trust in the event that the Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect;

	g.	in making investment decisions for the Fund, use no inside information that may be in its possession, nor will the Adviser seek to obtain any such information.

3.

Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 3, the Adviser shall pay the compensation and expenses of all its governors, officers and employees who serve as officers and executive employees of the Trust or Fund (including the Trust's or Fund's share of payroll taxes), and the Adviser shall make available, without expense to the Fund, the service of its governors, officers and employees who may be duly elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Adviser shall also pay the fees of any sub-adviser.

The Adviser shall not be required to pay any expenses of the Fund or Trust other than those specifically allocated to the Adviser in this section 3. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's or Fund's employees as are officers or employees of the Adviser whose services may be involved, for any expenses of other series of the Trust or for the following expenses of the Fund or Trust: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser and to any other Fund advisers of consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, fund accounting agent, registrar, or dividend disbursing agent of the Fund; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates, if any; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering shares of the Fund for sale and of compliance with applicable state notice filing requirements; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery or other office supplies; any litigation expenses; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, Trustees and employees of the Trust who are not interested persons of the Adviser; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, governors or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

4.

Compensation. As compensation for the services provided and expenses assumed by the Adviser under this Agreement, the Trust will arrange for each Fund share class to pay the Adviser at the end of each calendar month an advisory fee computed daily at an annual rate equal to 50 basis points (0.50%) of the Fund's average daily net assets. The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (Eastern time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Fund shall always be determined pursuant to the applicable provisions of the Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this section 4, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of the close of the New York Stock Exchange, or as of such time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Adviser's compensation is payable pursuant to this section, then the Adviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 4.

5.

Books and Records. The Adviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. The Adviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

6.

Standard of Care and Limitation of Liability. The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable to the Adviser, the Trust, the Fund or to any holder of the Fund's shares, for any error of judgment or mistake of law or for any loss suffered by the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this Section 6, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services with respect to the Fund.

7.

Services Not Exclusive. It is understood that the services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or to other series of investment companies, including the Trust (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Fund hereunder. When the Adviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Adviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its governors or officers (or persons acting in similar capacities) or employees shall act as a principal or agent or receive any commission, except to the extent permitted under the 1940 Act. If the Adviser provides any advice to its clients concerning the shares of the Fund, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust or the Fund.

8.

Duration and Termination. This Agreement shall continue until July 30, 2011, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities (within the meaning set forth in the 1940 Act), upon sixty (60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

9.

Amendments. No provision of this Agreement may be changed, waived, discharge or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities (within the meaning set forth in the 1940 Act) of the Fund, to the extent required by applicable law and subject to any applicable relief (including without limitation, any no-action or exemptive relief) of the SEC, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

10.

Proxies. Unless the Trust gives written instructions to the contrary, the Adviser shall vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested. The Adviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

11.	Miscellaneous.

a.

This Agreement shall be governed by the laws of the State of North Dakota, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

	b.	The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

c.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

	d.	Nothing herein shall be construed as constituting the Adviser as an agent of the Trust or the Fund.

e.

The names "The Integrity Funds" and "Trustees of The Integrity Funds" refer respectively to the Trust created and the Trustees, as trustees by not individually or personally, acting from time to time under a Declaration of Trust and Certificate of Trust dated October 31, 1997, to which reference is hereby made and a copy of such Certificate of Trust is on file at the office of the Secretary of State of the State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Integrity Funds" entered into in the name or on behalf thereof, or in the name or on behalf of any series or class of shares of the Trust, by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series or class of shares of the Trust must look solely to the assets of the Trust belonging to such series or class for the enforcement of any claims against the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of July 31, 2009.

THE INTEGRITY FUNDS

By: /s/ Shannon Radke
President

VIKING FUND MANAGEMENT, LLC

By: /s/ Shannon Radke
President

Dated July 31, 2009